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                                                                  EXHIBIT  10(a)

                               SECOND AMENDMENT TO
                         THE FIFTH AMENDED AND RESTATED
                                SYSCO CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         THIS SECOND AMENDMENT TO THE FIFTH AMENDED AND RESTATED SYSCO CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (this "Amendment").

         WHEREAS, Sysco Corporation has adopted that certain Fifth Amended and Restated Sysco Corporation Supplemental Executive Retirement Plan (the "Plan") pursuant to a plan document executed July 7, 1997, as amended by that certain First Amendment thereto dated as of June 29, 1997; and

         WHEREAS, the Board of Directors of Sysco has determined to amend the Plan to (i) guarantee the initial monthly benefit payable to a retiring participant for a ten (10) year period, regardless of the death of the Participant, the Participant's spouse, or the death of both the Participant and the Participant's spouse; (ii) allow a Participant to receive full retirement benefits under the Plan at or after age sixty-two (62) if the participant has both (A) at least twenty-five (25) years of "Credited Service" under the Plan with the Company (excluding any Credited Service before the later of the Participant's first date of hire by the Company or the date of acquisition by the Company of the company for which the Participant then worked) and (B) at least fifteen (15) years of participation under the Sysco Corporation Management Incentive Plan; and (iii) provide for the voluntary acceleration of benefits upon a Change of Control of Sysco, all as hereinafter provided.

         NOW, THEREFORE, the Plan is hereby amended as follows:

(Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Plan.)

         1. Section 1.2 of the Plan is hereby amended by adding the following at the end thereof:

                  "Notwithstanding the foregoing, for purposes of calculating the Change of Control Payout Benefit the Change of Control Rate as defined in Section 6.10(b)(i) shall be the assumed interest rate, and the mortality assumptions shall be the mortality assumptions used for purposes of calculating lump sum payments made under the Sysco Retirement Plan (or the successor qualified defined benefit plan)."


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         2. Section 1.21 of the Plan is hereby amended in its entirety to read as follows:


         "1.21 Total Payments. "Total Payments" means all payments or benefits received or to be received by a Participant within the meaning of
         Section 280G of the Code in connection with a Change of Control of Sysco under the terms of this Agreement or the Sysco Corporation Executive Deferred Compensation Plan, and in connection with a Change of Control of Sysco under the terms of any stock option plan or any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a Change of Control or any person affiliated with the Company or who as a result of the completion of transactions causing a Change of Control become affiliated with the Company within the meaning of Section 1504 of the Code, taken collectively."

         3. Article III of the Plan is hereby amended by adding the following after the end of the first sentence:

                  "If a Change of Control occurs, each Participant will immediately vest 100% in his Accrued Benefit, effective as of the date of the Change of Control, without regard to the required 10 years or more of Credited Service to begin vesting or the vesting schedule. Moreover, each Participant who was a Participant or a frozen Participant on the date of a Change of Control shall be 100% vested in any Accrued Benefit which is accrued after the date of the Change of Control without regard to the Participant's Credited Service or the vesting schedule."

         4. Article III of the Plan is hereby amended by adding to the end thereof the following:

                  "In addition, any Participant (i) who is at least sixty-two
         (62) upon termination of employment with the Company, (ii) who has completed at least twenty-five (25) years of Credited Service (excluding any Credited Service before the later of the Participant's first date of hire by the Company or the acquisition by the Company of the company for which the Participant then worked), and (iii) who has been a participant in the Sysco Corporation Management Incentive Plan for at least fifteen (15) years, shall be 100% vested in his Accrued Benefit."


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         5. Subsections (a) and (b) of Section 4.1 are hereby amended in their entirety to read as follows:

                  "(a) the monthly benefit for the life of the Participant with ten (10) years certain which can be provided on an Actuarially Equivalent Basis with the vested benefit of the Participant in the Sysco Corporation Employees' 401(k) Plan and any other qualified defined contribution plan in the United States and/or registered deferred profit sharing plan in Canada sponsored and funded by the Company or any other company for which a Participant may have worked in the past or will work in the future,

                  (b) the monthly benefit for the life of the Participant with ten (10) years certain which can be provided on an Actuarially Equivalent Basis with the vested accrued benefit of the Participant from the Sysco Retirement Plan and any other qualified defined benefit plan in the United States and/or registered pension plan in Canada sponsored and funded by the Company or any other company for which a Participant may have worked in the past or will work in the future, and"

         6. Section 4.2(c) of the Plan is hereby amended in its entirety to read as follows:

                  "(c) For a Participant who is not married at benefit commencement, the form of benefit payment will be a life only monthly annuity with a period of ten (10) years guaranteed, in an amount calculated in accordance with Section 4.1. For a Participant who is married at benefit commencement, (i) the form of benefit payment will be a joint and two-thirds survivor monthly annuity with a ten (10) year certain guarantee, in an amount that is the Actuarial Equivalent of the amount calculated in accordance with Section 4.1 whereby a reduced monthly amount is payable for the joint lives of the Participant and his spouse, and a monthly annuity will continue for the life of the survivor in an amount that equals two-thirds of the monthly amount provided during their joint lives. Notwithstanding the above, during the first ten (10) years there will be no reduction regardless of the death of either or both the Participant and his Spouse.

         7. Section 4.4 of the Plan is hereby amended in its entirety to read as follows:

                           "4.4 Beneficiary for the Ten Year Certain Payment. If a Participant who receives a life annuity, with ten (10) years certain, dies prior to completing the ten (10) years certain period, the Beneficiary named by him, under Article V, for any death benefit that may be payable under that Article, will receive the remaining payments to be made under that annuity form after the Participant's death. If both a Participant and
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         the Participant's spouse, who receive the joint and two-thirds survivor annuity, with ten (10) years certain, die prior to completing the ten
         (10) years certain period, the Beneficiary named under Article V will receive the remaining payments to be made under that annuity form after the Participant's and the Participant's spouse's death. Even though a Participant with a frozen Accrued Benefit cannot receive a death benefit under Article V, a Beneficiary designation completed in accordance with Section 5.6, before or after a Participant's participation is frozen, will be effective for the purpose of awarding the remaining payments under the ten (10) years certain period."

         8. Subsections (a) and (b) of Section 5.3 of the Plan are hereby amended in their entirety to read as follows:

                  "(a) If the Participant is married at the time of death, the Participant's designated Beneficiary will be entitled to receive a monthly annuity equal to the annuity such Beneficiary would have received (including the initial ten (10) year certain guarantee) if the Participant had begun receiving a retirement benefit under Article IV as of the date of the Participant's death (as if the Participant could have begun receiving the Participant's benefit as of that date) and then died immediately thereafter. In calculating the Participant's hypothetical retirement benefit for this purpose the Participant's vested percentage as of the Participant's date of termination will be used and the Participant's benefit will be reduced for early commencement by five-ninths of 1% for each full calendar month by which the first payment precedes the month in which the Participant would have attained age sixty-five (65); or

                  (b) If the Participant is single at the time of death, the Participant's designated Beneficiary will be entitled to receive a lump sum payment which is the Actuarial Equivalent of the ten (10) year certain guarantee payment that the Beneficiary would have received if the Participant had begun receiving a retirement benefit under Article IV as of the Participant's date of death (as if the Participant could have begun receiving the Participant's benefit as of that date) and then died immediately thereafter. In calculating the Participant's hypothetical retirement benefit for this purpose the Participant's vested percentage as of the Participant's date of termination will be used and the Participant's benefit will be reduced for early commencement by five ninths of 1% for each full calendar month by which the lump sum payment precedes the month in which the Participant would have attained age sixty-five (65)."


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         9. Section 5.4 of the Plan is hereby amended in its entirety to read as follows:

                  "5.4 Death after Commencement of Retirement Benefits. Upon the death of a Participant after benefit commencement there is no death benefit other than the benefits due under the form of payment applicable to the Participant."

         10. Section 5.5(c) of the Plan is hereby amended in its entirety to read as follows:

                  "(c) If a frozen Participant dies after commencement of benefits there shall be no death benefit other than the benefits due under the form of payment applicable to such frozen Participant."

         11. Section 5.5 is hereby amended by adding at the end thereof new Subsection (d) to read as follows:


                  "(d) If a frozen Participant dies while actively employed either (x) after age sixty-five (65) or (y) after having met the early retirement criteria of Section 4.2(b), the following death benefits shall apply:

                           (i) If the Participant is married at the time of death, the Participant's designated Beneficiary will be entitled to receive a monthly annuity equal to the annuity the Beneficiary would have received (including the initial ten (10) year certain guarantee) had the Participant retired on the Participant's date of death, begun receiving a retirement benefit under Article IV, and then died immediately thereafter; or

                           (ii) If the Participant is single at the time of death, the Participant's designated Beneficiary will be entitled to receive the ten (10) year certain guarantee payments that such Beneficiary would have received had the Participant retired on the Participant's date of death, begun receiving a retirement benefit under
         Article IV, and then died immediately thereafter."

         12. Section 5.6 of the Plan is hereby amended in its entirety to read as follows:

                  "5.6 Beneficiary Designation.

                           (a) Upon entering the Plan, each Participant shall file with the Committee a designation of one or more Beneficiaries to whom the death benefit provided by this Article V will be payable in the event of the Participant's death. The designation will be effective upon receipt by the Committee of a properly executed form which the Committee has approved for that purpose, and shall remain in force until revoked or changed by the


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         Participant. The Participant may from time to time revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Committee. In the case of a married Participant, any Beneficiary designation which designates any person or entity other than the Participant's spouse must be consented to by the spouse in writing in a form acceptable to the Committee in order to be effective.

                           (b) Upon the commencement of benefits under Article IV, the Participant shall designate one or more Beneficiaries to receive the remaining period certain payments, which designation shall be made and modified in accordance with the procedures set forth in
         Section 5.6(a). If the Participant does not designate one or more Beneficiaries to receive the remaining period certain payments upon the commencement of benefits, the Beneficiaries designated by the Participant upon entering the Plan shall be the Participant's Beneficiaries for purposes of the remaining period certain payments. A spouse of a Participant may not change the Beneficiaries designated by the Participant, including the Beneficiaries to whom the remaining period certain payments may be paid; provided, however, that a spouse of a Participant who is receiving the survivor annuity provided under
         Section 4.2(c) may change the Beneficiaries designated by the Participant if all such Beneficiaries have predeceased the Participant or otherwise cease to exist.

                           (c) If there is no valid designation of Beneficiary on file with the Committee at the time of the Participant's death or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Participant or otherwise cease to exist, the Beneficiary will be the Participant's spouse, if the spouse survives the Participant, or otherwise the Participant's estate. A Beneficiary must survive the Participant by 60 days in order to be considered to be living on the date of the Participant's death. If any Beneficiary survives the Participant but dies or otherwise ceases to exist before receiving all payments due under Article IV or this Article V, the balance of the payments, which would have been paid to that Beneficiary will, unless the Participant's designation provides otherwise, be distributed to the deceased individual Beneficiary's estate or to the Participant's estate in the case of a Beneficiary which is not an individual.

         13. Section 6.8 of the Plan is hereby amended by adding the following after the end of the first sentence thereof:

         "The reduction in benefits payable under this Plan shall be determined by reducing the percentage in which the Participant is vested in his Accrued Benefit."


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         14. Article VI of the Plan is hereby amended by adding at the end thereof new Section 6.10 to read as follows:

                  "6.10 Acceleration of Payments Upon a Change of Control. If there is a Change of Control of Sysco, then the provisions of this
         Section 6.10 shall apply notwithstanding anything to the contrary in the Plan:

                  (a) Any Participant, frozen Participant, former Participant receiving benefits under Article IV, or former Participant with a vested Accrued Benefit at the time of the Change of Control, or, if the Participant or former Participant is then deceased, the Participant's or former Participant's Beneficiary, shall be entitled to make an election (a "Change of Control Payout Election") to receive a lump sum payment of such person's accrued vested (taking into account vesting pursuant to the second sentence of Article III) benefits under the Plan as more fully described in Subsections (b) and (c) below. A Change of Control Payout Election shall be made by written notice to the Committee by the electing person at any time after the Change of Control. The payment (the "Change of Control Payout Benefit") shall be made by the latter of ninety (90) days from the date of receipt of the Change of Control Payout Election or as soon as administratively feasible.

                  (b) The Change of Control Payout Benefit shall be determined as follows:

                           (i) If a Participant or a frozen Participant makes a Change of Control Payout Election, then the Change of Control Payout Benefit for such Participant or frozen Participant shall be equal to ninety percent (90%) of the sum of (A) the single sum value of the Participant's or frozen Participant's vested Accrued Benefit as of the date of the Change of Control Payout Election assuming commencement of the accrued vested benefit as of the "Assumed Payment Date" and (B) for a Participant who on such Assumed Payment Date would be eligible for the temporary social security supplement under Section 4.3 of the Plan if the Participant retired from Sysco on that date, the single sum value of the benefit that would be paid to the Participant under such
         Section 4.3 of the Plan. The interest rate for purposes of the calculations required to made under this Section 6.10(b)(i) shall be one hundred twenty percent (120%) of the applicable federal rate determined under Section 1274(d) of Code as of the date of the Change of Control (the "Change of Control Rate") and the mortality table shall be the table used for purposes of calculating lump sum payments under the Sysco Retirement Plan or the successor qualified defined benefit plan (the "Change of Control Mortality Assumption").


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                           (ii) If either (A) a Beneficiary, or (B) a former
         Participant is entitled to or is receiving current payments under the Plan other than pursuant to this Section 6.10 of the Plan, then the Change of Control Payout Benefit for such Beneficiary or Participant shall be equal to ninety percent (90%) of the single sum value of the remaining benefit available to such Beneficiary or former Participant determined by the actuarial firm employed by Sysco with any discounting using the Change of Control Rate and the Change of Control Mortality Assumption.

                           (iii) The "Assumed Payment Date" shall be the earliest date on which the Participant could have terminated employment with the Company and commenced receipt of an immediate benefit under the Plan assuming for this purpose that the Participant continued in the employ of the Company indefinitely following the Change of Control.

                  (c) For purposes of determining the Change of Control Payout Benefit under Section 6.10(b)(ii), the Accrued Benefit of a Participant or frozen Participant shall be calculated in accordance with Section
         4.1 subject to the following modifications:

                           (i) The amount determined under Section 4.1(a) shall be based on (A) the Participant's or frozen Participant's vested benefit, as of the date of the Change of Control Payout Election, in the plans identified therein, (B) increased by interest on such vested benefit through the Assumed Payment Date. The interest used for purposes of making this calculation shall be the Change of Control Rate.

                           (ii) The amount determined under Section 4.1(b) shall be adjusted to reflect any reduction in benefits that would occur under the plans identified therein as a result of receiving benefits on the Assumed Payment Date.

                           (iii) The amount determined under Section 4.1(c) shall be calculated based on the laws in effect on the date of the Change of Control Payout Election assuming that payment of the Primary Social Security Benefit will be made at the latter of (A) the Assumed Payment Date or (B) the earliest date benefits will be payable to the Participant or frozen Participant under the federal Social Security System or the Canadian Pension Plan, and further assuming that the Participant or frozen Participant will have no additional compensation following the date of the Change of Control Payout Election.

                  (d) Unless a Change of Control Payout Election is made under this Section 6.10, all benefits accrued under the Plan shall be paid in accordance with Articles IV and V following a Change of Control."


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         15. Article VI of the Plan is hereby amended by adding at the end of
Section 6.10 thereof new Section 6.11 to read as follows

                  "6.11 Participation in the Plan Following a Change of Control Payout Election. Notwithstanding anything herein to the contrary, a Participant who makes a Change of Control Payout Election shall remain a Participant in the Plan and shall continue to accrue benefits under the Plan for as long as the Participant continues to satisfy the participation requirements of Article II of the Plan. Any benefits accrued following the Change of Control Payout Election shall be paid in accordance with Articles IV and V of the Plan, and any benefits distributed to a Participant or the Beneficiary of a Participant who has received a Change of Control Payout Benefit shall be reduced by the value of the Change of Control Payout Benefit."

         16. For purposes of administering the Plan from and after the date hereof, Section 4.2(c) of the Plan, as amended by this Second Amendment, shall be deemed to apply to any former Participant, former Participant's spouse or former Participant's Beneficiary who is receiving benefits or entitled to receive benefits under Article IV as of the date hereof such that the initial benefits payable to such former Participant, former Participant's spouse or former Participant's Beneficiary shall be guaranteed for a period of ten (10) years. Notwithstanding the foregoing, however, the monthly benefits payable to such former Participant, former Participant's spouse or former Participant's Beneficiary shall not be re-calculated to take into account the ten (10) year certain guarantee.

         Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Second Amendment.

         IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of this 28th day of September, 2000, effective as of May 10, 2000.

                                        SYSCO CORPORATION

                                        By: /s/ Diane Day Sanders
                                            -------------------------------
                                        Title: Vice President and Treasurer
                                               ----------------------------

         [Corporate Seal]

         ATTEST:

         By:    Kent Berke
             ----------------------
         Title: Assistant Secretary
                -------------------